UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2009
CAVIUM NETWORKS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33435	77-0558625
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

805 East Middlefield Road, Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)
(650) 623-7000
Registrant’s Telephone Number, Including Area Code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As part of Cavium Networks, Inc.’s (the “Company”) overall cost reduction efforts in response to current economic conditions, on January 8, 2009, the Compensation Committee approved management-recommended reductions in the base salaries of the Company’s President and Chief Executive Officer, Chief Financial Officer, Vice President of IC Engineering, Vice President of Marketing and Sales and Vice President of Strategic Markets & Business Development, effective January 1, 2009. The salaries of the Company’s named executive officers will be reduced by 25%, except for Syed B. Ali, the Company’s President and Chief Executive Officer, who recommended that his salary be reduced by 50%.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVIUM NETWORKS, INC.
Date: January 12, 2009	By:	/s/ Arthur D. Chadwick
Arthur D. Chadwick
Vice President of Finance and Administration and Chief Financial Officer